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Exhibit 23.01

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-112305, Form S-8 No. 333-110895, Form S-8 No. 333-107634, Form S-8 No. 333-83632, Form S-8 No. 333-55244, Form S-8 No. 333-92837, Form S-4 No. 333-109022 and Form S-3 No. 333-88492) of our report dated February 10, 2004 with respect to the consolidated financial statements and schedule of GRIC Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
San Jose, California March 12, 2004

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  Exhibit 23.01
Consent of Independent Auditors